   As filed with the Securities and Exchange Commission on September 12, 2000

                                                  REGISTRATION NO. 333-_________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                               QUANEX CORPORATION
             (Exact name of registrant as specified in its charter)

                           DELAWARE                                                    38-1872178
               (State or other jurisdiction of                                      (I.R.S. Employer
                incorporation or organization)                                     Identification No.)

               1900 WEST LOOP SOUTH, SUITE 1500
                        HOUSTON, TEXAS                                                    77027
           (Address of Principal Executive Offices)                                    (Zip Code)

     QUANEX CORPORATION 1996 EMPLOYEE STOCK OPTION AND RESTRICTED STOCK PLAN
                            (Full title of the plan)

                              --------------------

                                 TERRY M. MURPHY
                               QUANEX CORPORATION
                        1900 WEST LOOP SOUTH, SUITE 1500
                              HOUSTON, TEXAS 77027
                     (Name and address of agent for service)

                                 (713) 961-4600
          (Telephone number, including area code, of agent for service)

                              --------------------

                                  With Copy to:

                                HARVA R. DOCKERY
                           FULBRIGHT & JAWORSKI L.L.P.
                          2200 ROSS AVENUE, SUITE 2800
                            DALLAS, TEXAS 75201-9975
                                 (214) 855-8000


                              --------------------
                         CALCULATION OF REGISTRATION FEE

============================================================================================================================
                                                                   PROPOSED         PROPOSED MAXIMUM
         TITLE OF SECURITIES                 AMOUNT TO         MAXIMUM OFFERING    AGGREGATE OFFERING        AMOUNT OF
          TO BE REGISTERED                 BE REGISTERED       PRICE PER UNIT(2)        PRICE(2)         REGISTRATION FEE
----------------------------------------------------------------------------------------------------------------------------
            Common Stock
           $.50 par value                   600,000(1)              $19.875            $11,925,000            $3,148.20
----------------------------------------------------------------------------------------------------------------------------
 Rights to purchase Series A Junior
    Participating Preferred Stock           600,000(1)
============================================================================================================================

(1) Represents additional shares and accompanying Rights registered for purchase under the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan (the "Plan"). The number of shares and accompanying Rights registered hereunder does not include the 750,000 shares registered under that certain Registration Statement on Form S-8, Reg. No. 333-18267, filed with the Commission on December 19, 1996.
(2) Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the average high and low prices of the Common Stock on the NYSE on September 6, 2000.

================================================================================

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


         This Registration Statement registers additional securities of the same class as other securities for which a registration statement on this Form (Registration No. 333-18267, the "Earlier Registration Statement") relating to the Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan (the "Plan") is effective. Pursuant to Instruction E to Form S-8, the contents of the Earlier Registration Statement are incorporated herein by reference.


ITEM 8.   EXHIBITS

          4.1 Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, filed as Exhibit 10.19 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 1996, and incorporated herein by reference.

          4.2 Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, dated December 1997, filed as Exhibit 10.26 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 1999, and incorporated herein by reference.

          4.3 Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, dated December 9, 1999, filed as Exhibit 10.27 of the Registrant's Annual Report on Form 10-K for the year ended October 31, 1999, and incorporated herein by reference.

          4.4 Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, effective February 23, 2000, filed as Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2000, and incorporated herein by reference.

          5.1      Opinion of Fulbright & Jaworski L.L.P.

          23.1     Consent of Fulbright & Jaworski L.L.P. (included in
                   Exhibit 5.1).

          23.2     Consent of Deloitte & Touche LLP.

          24.1 Powers of Attorney from certain members of the Board of Directors of the Registrant (contained on page II-3).

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 12, 2000.

                           QUANEX CORPORATION


                           By:             /s/ Vernon E. Oechsle
                               -------------------------------------------------
                                               Vernon E. Oechsle
                               Chairman of the Board and Chief Executive Officer
                                          (Principal Executive Officer)


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Vernon E. Oechsle, James H. Davis, Terry
M. Murphy, Viren M. Parikh and Thomas R. Royce, or any of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same and all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

                Signature                                            Title                        Date
                ---------                                            -----                        ----
          /s/ Vernon E. Oechsle                            Chairman of the Board and
----------------------------------------                    Chief Executive Officer         September 12, 2000
            Vernon E. Oechsle                            (Principal Executive Officer)

           /s/ James H. Davis                                    President and
----------------------------------------                    Chief Operating Officer         September 12, 2000
             James H. Davis                              (Principal Operating Officer)

       /s/ Donald G. Barger, Jr.
----------------------------------------                           Director                 September 12, 2000
          Donald G. Barger, Jr.

           /s/ Susan F. Davis
----------------------------------------                           Director                 September 12, 2000
             Susan F. Davis

          /s/ Russell M. Flaum
----------------------------------------                           Director                 September 12, 2000
            Russell M. Flaum

          /s/ Carl E. Pfeiffer
----------------------------------------                           Director                 September 12, 2000
            Carl E. Pfeiffer

         /s/ Vincent R. Scorsone
----------------------------------------                           Director                 September 12, 2000
           Vincent R. Scorsone

        /s/ Michael J. Sebastian
----------------------------------------                           Director                 September 12, 2000
          Michael J. Sebastian

           /s/ Terry M. Murphy                           Vice President - Finance and
----------------------------------------                    Chief Financial Officer         September 12, 2000
             Terry M. Murphy                             (Principal Financial Officer)

           /s/ Viren M. Parikh
----------------------------------------                          Controller                September 12, 2000
             Viren M. Parikh                            (Principal Accounting Officer)

                                INDEX TO EXHIBITS

        Exhibit
         Number                      Description of Exhibits
        -------                      -----------------------
          4.1        Quanex Corporation 1996 Employee Stock Option and
                     Restricted Stock Plan, filed as Exhibit 10.19 of the
                     Registrant's Annual Report on Form 10-K for the year ended
                     October 31, 1996, and incorporated herein by reference.

          4.2 Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, dated December 1997, filed as
                     Exhibit 10.26 of the Registrant's Annual Report on Form
                     10-K for the year ended October 31, 1999, and incorporated herein by reference.

          4.3 Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, dated December 9, 1999, filed as
                     Exhibit 10.27 of the Registrant's Annual Report on Form
                     10-K for the year ended October 31, 1999, and incorporated herein by reference.

          4.4 Amendment to Quanex Corporation 1996 Employee Stock Option and Restricted Stock Plan, effective February 23, 2000, filed as Exhibit 10.2 of the Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2000, and incorporated herein by reference.

          5.1        Opinion of Fulbright & Jaworski L.L.P.

          23.1       Consent of Fulbright & Jaworski L.L.P. (included in
                     Exhibit 5.1).

          23.2       Consent of Deloitte & Touche LLP.

          24.1 Powers of Attorney from certain members of the Board of Directors of the Registrant (contained on page II-3).
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